Identive Receives NASDAQ Notification Relating to Minimum Bid Requirement

SANTA ANA, Calif. and ISMANING, Germany, June 14, 2013 – Identive Group, Inc. (NASDAQ: INVE) (Frankfurt: INV), a provider of products and services for the identification, security and RFID industries, announced it received on June 11, 2013 notice from The NASDAQ Stock Market that the bid price of its common stock has closed below $1.00 for the last 30 consecutive business days and, therefore, is not in compliance with the minimum bid price requirement for continued inclusion on The NASDAQ Global Market. The notification letter has no immediate effect on the listing of the company's shares on The NASDAQ Global Market. Under NASDAQ rules, the company has a period of 180 calendar days to regain compliance.

“Identive has made significant investments to build and leverage a foundation of security and contactless communication technologies that enable us to address a broad range of secure identification markets,” stated Ayman S. Ashour, chairman and chief executive officer of Identive. “Recent important wins in emerging, high-growth markets such as near field communication (NFC), cashless payment and SaaS / cloud-based identity management reflect the growing momentum of our strategy. Also, in the last few months, we successfully secured additional financing to support our working capital growth. We remain focused on improving our market reach and operational performance and on creating long-term shareholder value as we work to regain NASDAQ listing compliance.”

To regain compliance with the minimum bid price requirement, the bid price of Identive common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days during the 180-day grace period.

About Identive

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

Note: Identive and the Identive logo are trademarks of Identive Group, Inc, registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

     ### Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future and include statements regarding our expectation of regaining compliance with the minimum bid requirement for continued listing on The NASDAQ Global Market, the growing momentum of our strategy, and improving performance and creating long-term shareholder value. Forward-looking statements are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to grow our company based on a strategy of providing products, systems and services for the secure identification market; our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are Page 2 of 3 based on information available to us on the date hereof, and we assume no obligation to update such statements.

Contacts:

Darby Dye, +1 949 553-4251, ddye@identive-group.com

Lennart Streibel, +49 89 9595-5195, lstreibel@identive-group.com